UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2004

SMTEK INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08101	33-0213512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Science Drive
Moorpark, California		93021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (805) 532-2800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                       Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐                                                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                       Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As previously announced, effective September 18, 2004, Kirk Waldron, the Registrant’s Senior Vice President and Chief Financial Officer, was appointed interim President of the Registrant.  On September 30, 2004, the Registrant’s Compensation Committee approved a stipend of $5,000 per month to be paid to Mr. Waldron during the period in which he continues to serve as the Registrant’s interim President.

On September 30, 2004, the Registrant’s Compensation Committee approved an Executive Bonus Plan (the “Plan”).  The Plan provides for a bonus pool that may be paid out based on two components; up to 50% of the bonus pool based on the Compensation Committee’s discretion and up to 50% of the bonus pool based on the achievement of certain operating income and inventory turn goals established by the Compensation Committee.  The dollar value of the bonus pool will be set each fiscal year by the Compensation Committee.  Executives eligible for bonuses under the Plan include the Registrant’s Chief Executive, President, Chief Financial Officer, Vice President Operations and Vice President Sales.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

10.1   SMTEK International, Inc. Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2004

SMTEK INTERNATIONAL, INC.

By:	/s/ Kirk A. Waldron
Name:	Kirk A. Waldron
Its:	Interim President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	SMTEK International, Inc. Executive Bonus Plan